EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Gong Chin Ong, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       the Quarterly Report on Form 10-Q of Wunong Asia Pacific Co. Ltd. for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wunong Asia Pacific Co. Ltd.

Dated: October 8, 2018

/s/ John Gong Chin Ong
John Gong Chin Ong Chairman, Chief Executive Officer and Director (Principal Executive Officer) Wunong Asia Pacific Co. Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wunong Asia Pacific Co. Ltd. and will be retained by Wunong Asia Pacific Co. Ltd. and furnished to the Securities and Exchange Commission or its staff upon request